UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

GOLDSPRING, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 23, 2007, the Company and related parties entered into a global settlement with Stephen B. Parent, Goldspring’s former CEO and related parties, which brought final resolution in the following cases:  (i) GoldSpring, Inc. v. Stephen B. Parent, et al., Case No. CV2004-021755, Maricopa County Superior Court (“the State Court Action”); and (ii) Robert T. Faber, et al. v. Stephen B. Parent, et al., Case No. CV04-2960-PHX-EHC, the United States District Court, District of Arizona (“the Federal Court Action”).

The settlement agreement contains the following terms, among others:

•                  Settlement without payment of cash consideration by either side in either case

•                  Dismissal of both the Federal Court Action and the State Court Action with prejudice (including dismissal by Parent of the pending Federal Court appeal)

•                  Mutual release of liability and covenants not to sue

•                  Invalidity of Consent Resolutions described in the Federal Court’s April 18, 2006 Order Granting Preliminary Injunction in the Federal Court Action and agreement by the Parents and Medhi further to not further contest or challenge in any way the election of GoldSpring’s current Board of Directors or any of the actions taken by GoldSpring’s Board of Directors or its officers at any time up to the date of this Agreement, including, but not limited to the approval and/or implementation of the November 30, 2004 financial restructuring.

•                  No admission of liability by any party to either the Federal Court Action or the State Court Action

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
1	Mutual Release and Settlement Agreement
2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

March 30, 2007	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer